UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event
reported)  April 28, 2011

Build-A-Bear Workshop, Inc.
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(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-32320 ------------------- (Commission File Number)	43-1883836 --------------------------- (IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63114 ------------------ (Zip Code)

(314) 423-8000
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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On April 28, 2011, Mr. Braden M. Leonard was elected to the board of directors (the “Board”) of Build-A-Bear Workshop, Inc. (the “Company”) by the Board. Mr. Leonard will serve as a Class II director and his term will expire at the 2012 annual meeting of stockholders of the Company.

There is no arrangement or understanding between Mr. Leonard and any other person pursuant to which Mr. Leonard was elected as a director. Mr. Leonard will serve as a member of the Board's Nominating and Corporate Governance Committee.

In addition, in connection with his election to the Board and in accordance with our outside director compensation policies, the Compensation Committee approved an award to Mr. Leonard of 6,602 shares of restricted stock under the Company's Second Amended and Restated 2004 Stock Incentive Plan. Pursuant to his restricted stock award agreement, the shares will vest October 28, 2011 (the anniversary date of our initial public offering (October 28, 2004)), subject to Mr. Leonard's continued service on our Board.

The Company is not aware of any transactions, proposed transactions, or series of either to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Leonard had, or will have, a direct or indirect material interest.

Item 7.01.    Regulation FD Disclosure.

On April 28, 2011, the Company issued a press release announcing the election of Mr. Leonard as a director.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein. The description of the press release contained herein is qualified in its entirety by the full text of such exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated April 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: April 28, 2011	By:	/s/ Tina L. Klocke
Name: Tina L. Klocke Title: Chief Operations and Financial Bear, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release dated April 28, 2011

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